UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2025

Shattuck Labs, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39593	81-2575858
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

500 W. 5th Street, Suite 1200

Austin, TX 78701

(Address of principal executive offices, including zip code)

(512) 900-4690

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	STTK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Agreement.

Securities Purchase Agreement

On August 4, 2025, Shattuck Labs, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain institutional accredited investors named therein (each, a “Purchaser” and collectively, the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers in a private placement (the “Private Placement”) an aggregate of 15,225,158 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and, to certain investors, pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 37,410,188 shares of Common Stock and accompanying warrants (the “Common Warrants” and, together with the Pre-Funded Warrants, the “Warrants”) to purchase up to 52,635,346 shares of Common Stock, or in lieu thereof, Pre-Funded Warrants. The shares of Common Stock issuable upon exercise of the Common Warrants and the Pre-Funded Warrants (including the Pre-Funded Warrants issuable upon exercise of the Common Warrants) are referred to as the “Warrant Shares.” The securities are being sold at a combined price per Share and accompanying Common Warrant of $0.8677 and a combined price per Pre-Funded Warrant and accompanying Common Warrant of $0.8676.

Each Pre-Funded Warrant has an exercise price of $0.0001 per Warrant Share, is exercisable at any time after the date of issuance and will expire when exercised in full. Each Common Warrant has an exercise price of $1.0846, is exercisable at any time after the date of Closing (as defined below) and will expire on the 30th day following the date on which the data from the single ascending dose and multiple ascending dose portions of the Company’s Phase 1 clinical trial of SL-325, including receptor occupancy and safety data, and the design of the planned Phase 2 clinical trial(s) have been announced publicly.

The Warrants to be issued in the Private Placement will provide that the holder of such Warrants will not have the right to exercise any portion of its Warrants if such holder, together with its affiliates, would beneficially own in excess of 4.99% (or, upon election by such holder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that a holder may increase or decrease its Beneficial Ownership Limitation up to, and no higher than, 19.99%, provided that any increase will not be effective until the 61st day following notice to the Company.

The Private Placement is expected to close following the clearance of the Investigational New Drug Application for SL-325 by the U.S. Food and Drug Administration and satisfaction or waiver of all closing conditions set forth in the Securities Purchase Agreement (“Closing”). The Company is expected to receive upfront aggregate gross proceeds from the Private Placement of approximately $46 million, before deducting placement agent fees and estimated offering expenses payable by the Company. If all Common Warrants are exercised in full, the Company could receive additional aggregate gross proceeds of approximately $57 million. Wedbush & Co., LLC is acting as placement agent for the Private Placement.

In connection with the Private Placement, certain Purchasers received the right to designate directors to the Company’s Board of Directors at Closing.

The foregoing descriptions of the Securities Purchase Agreement, the Pre-Funded Warrants and the Common Warrants do not purport to be complete and are qualified in their entirety by reference to such agreements, copies of which are filed as Exhibits 10.1, 4.1 and 4.2 hereto, respectively, and incorporated by reference herein.

Registration Rights Agreement

At the Closing, the Company will enter into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers, pursuant to which the Company will agree to register for resale the Shares and the Warrant Shares (the “Registrable Securities”). Under the Registration Rights Agreement, the Company will agree to use its commercially reasonable efforts to file a registration statement covering the resale of the Registrable Securities as promptly as reasonably practicable and in any event no later than 30th calendar days following the date of Closing. In addition, the Company will agree to use commercially reasonable efforts to cause such registration statement to become effective at the earliest possible date, but in any event no later than the earlier of (a) the 120th calendar day following the initial filing date of such registration statement if the Company is notified by the Securities and Exchange Commission (the “SEC”) that it will “review” such registration statement and (b) the 60th calendar day following the initial filing date of such registration statement if the Company is notified (orally or in writing, whichever is earlier) by the SEC that such registration statement will not be “reviewed” or will not be subject to further review. The Company will agree to use commercially reasonable efforts to keep such registration statement continuously effective until the date that all Registrable Securities covered by such registration statement have been sold or may be sold pursuant to Rule 144 without restriction. The Company will agree to be responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities. The Registration Rights Agreement provides for customary indemnification rights in connection with the registration statement by the Company and the Purchasers.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Item 3.02	Unregistered Sale of Equity Securities.

The information contained above in Item 1.01 relating to the Private Placement is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Purchasers in the Securities Purchase Agreement, the offering and sale of the securities will be made in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D thereunder, and corresponding provisions of state securities or “blue sky” laws. The securities will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of the securities will not involve a public offering and will be made without general solicitation or general advertising. The Purchasers represented that they are accredited investors, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and that they are acquiring the securities for their own accounts and not with a view to or for distributing or reselling such securities or any part thereof in violation of the Securities Act or any applicable state securities law.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 7.01	Regulation FD Disclosure.

On August 5, 2025, the Company made available a press release announcing the Private Placement. A copy of the press release is furnished as an exhibit to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including the information in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including the information in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed to be incorporated by reference in the filings of the Company under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Form of Pre-Funded Warrant

4.2	Form of Common Warrant

10.1*	Securities Purchase Agreement, dated August 4, 2025, by and among the Company and each purchaser listed on the signature page thereto

10.2*	Form of Registration Rights Agreement

99.1	Press Release dated August 5, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the Securities and Exchange Commission; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shattuck Labs, Inc.

Date: August 5, 2025	By:	/s/ Dr. Taylor Schreiber
Dr. Taylor Schreiber Chief Executive Officer (principal executive officer)